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                                                                   EXHIBIT 23(b)


                           CONSENT OF GENERAL COUNSEL


     The statements of law and legal conclusions under "Item 1. Business" in ALLETE's Annual Report on Form 10-K for the year ended December 31, 2003 have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

     I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 333-02109, 333-41882 and 333-57104 on Form S-3, and Registration Statement Nos. 333-16445, 333-16463, 333-82901, 333-91348, 333-105225 and 333-110740 on Form S-8.

Deborah A. Amberg

Deborah A. Amberg
Duluth, Minnesota
March 10, 2004